UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2015

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On February 9, 2015, Hawker Energy, Inc. (“Hawker”, “we”, “us” or “our”) filed a Current Report on Form 8-K (“8-K”) to announce the completion of our acquisition of TEG Oil & Gas U.S.A., Inc. (“TEG”). As noted in the 8-K, we intended to file the financial statements required pursuant to Current Report on Form 8-K Item 9.01(a) by amendment to the 8-K (the “8-K/A”) no later than 71 calendar days after the date that the 8-K was required to be filed.

On April 14, 2015, Hawker filed a Notification of Late Filing on Form 12b-25 (the “Form 12b-25”) pertaining to our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2015 (the “10-Q”). As described further in the Form 12b-25, the accounting associated with the acquisition of TEG and the related financing matters made Hawker unable to timely file the 10-Q.

While we expected to be able to file the 10-Q within the five calendar day extension period afforded to us by filing of the Form 12b-25, as of the expiration of that five-day period we have yet to finalize the required financial statements and therefore will be unable to timely file the 10-Q. Similarly, while we expected to be able to file the 8-K/A within the 71 calendar days of the date that the 8-K was required to be filed, we now expect that the required financial statements will not be final by that date and therefore expect that we will be unable to timely file the 8-K/A.

We intend to as promptly as practicable finalize and file the 8-K/A, the 10-Q and all requisite financial and other information for the periods referenced above with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	April 20, 2015

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer